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                       [Deloitte & Touche LLP Letterhead]
                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

Monsanto Company:

We consent to the incorporation by reference in this Registration Statement of Monsanto Company on Form S-4 of our report dated February 26, 1999 (December 29, 1999 as to the Subsequent Events and Discontinued Operations Notes), incorporated by reference in the amended annual report on Form 10-K/A of Monsanto Company for the year ended December 31, 1998 and to the reference to us under the heading "Independent Accountants" in the joint proxy statement / prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Saint Louis, Missouri
February 21, 2000